UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Education Realty Trust, Inc.

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The following interview with Randy Churchey, Chairman and Chief Executive Officer of the Registrant, was published in Student Housing Business on July 11, 2018:

Churchey: EdR/Greystar a ‘Fantastic Outcome’ for Shareholders

July 11, 2018

Randy Churchey, CEO and Chairman of the Board of Directors for EdR

Following late June’s announcement that Greystar will acquire EdR in a $4.6 billion transaction, SHB interviewed EdR’s CEO Randy Churchey to get an inside view of the deal.

SHB: How did the deal with Greystar come to fruition?

Churchey: Since late fall 2017, all real estate investment trust (REIT) share prices have declined to a level that did not reflect the underlying value of companies’ assets. This isn’t just EdR and ACC, it is really all REITs. When that happens, there are private companies that begin calling REITs to see if they want to sell the company. In our case, we weren’t trying to sell the company, but we received a number of phone calls. In that variety of phone calls, the call from Greystar stood out. We knew that they were a global leader in multifamily housing and knew that they were the largest owner of student housing in London, as well as the largest owner of student housing in Spain. They have a strong student housing management platform in the United States. When they called, we thought that the transaction might make a lot of sense.

SHB: What does the deal mean for EdR’s shareholders? Do you think it is a happy return for them?

Churchey: I have not had an investor yet call me and say the deal is bad. It is a fantastic outcome for the shareholders. Since we took over January 1, 2010, our total shareholder return is 293 percent to date. That ranks us in the top 25 percent of all U.S. public equity REIT shares. Our shareholders have done extremely well over the years, and with this transaction. Analysts spend time computing net asset values of companies. Prior to this deal, the average net asset value of our company, per the analysts, was around $38.50 to $39 per share, so to sell the company at $41.50 per share is better than that. The price that most of them are computing puts the cap rate in the low 5 percent range.

SHB: What does this deal mean to your university partners?

Churchey: We have spoken to everyone we thought we needed to speak to regarding the deal. High on that list are our current university partners and a number of prospective university partners. They have been reasonably indifferent. The reason for that we have been telling them that the expectation is that the team that has been servicing you will be the team going forward. The reason why Greystar was willing to pay the price for EdR was that they valued the on-campus — and really our entire — platform that we have. In Greystar’s announcement of the deal, the CEO goes out of his way to talk about the on-campus platform being an integral component of what the interest was in our company. I have spoken to a number of our university partners; they are excited. One of the things they did not like about us as a public company was the volatility of the share price. They knew that possibly had impacts to our decision making. When we explain who Greystar is, as well as the relationship with Blackstone in this deal, the universities are excited about that large amount of perpetual capital. With any change there is a little anxiety and I am sure they all have that. Overwhelmingly, though, the reaction has been very positive.

SHB: When we spoke with Bob Faith [CEO of Greystar], one of the first things he spoke about was the upside potential of the on-campus platform that EdR has.

Churchey: Bob has built a fabulous organization over the past 20-plus years. Greystar’s access to capital is great. We expect that as they takeover, they will be able to grow the on-campus division at a much faster pace than it was before.

SHB: Do you know any plans for the future? On-site staff will likely remain as in most mergers, but what about your corporate staff?

Churchey: Those details have yet to be worked out. Remember what Greystar has in the way of student housing versus what they have just acquired. They own about 2,000 beds in the U.S. today and manage about 18,000. We have 40,000 beds under ownership. Everything we have spoken to them about is about combining the strengths of the two organizations. EdR has such a higher number of U.S.-based beds; the expectation is that they will build upon that. Our employees here in Memphis are anxious, as you would expect them to be. Everything we have worked on so far seems to continue with our Memphis staff and team augmented by Greystar’s staff.

SHB: In your opinion, what did Greystar like about EdR’s portfolio? What do you think attracted them to the properties?

Churchey: To Wall Street, we have spoken so often about our portfolio. Our portfolio, in our opinion, is second to none. The average distance to campus of our properties is one-tenth of a mile; the average age of a property is seven years; and the average enrollment at the universities we serve is over 27,000 students. We are at the big, name brand universities and we are close to campus with assets that are close to campus and fully amenitized. The portfolio was obviously the main attraction. The second attraction is our on-campus platform. EdR has strong relationships with universities and merchant developers. Greystar sees that as a great opportunity to grow.

SHB: What are the next steps in the merger process?

Churchey: There are lots of legal documents and SEC filings that have to take place. The closing is targeted for late third quarter, early fourth quarter. In the meantime, it is business as usual. We have 10 development deliveries this August; we still have to do final leasing. We also have to do all the other stuff that goes with running the business. We will get into the details of the combination so we have a coherent structure that continues our ability to grow.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which Education Realty Trust, Inc. (the “Company”) operates, and the transactions described in this communication. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Education Realty Operating Partnership, LP (“Company OP”), University Towers Operating Partnership, LP (“DownREIT”), Education Realty OP GP, Inc. (“OP GP”), and University Towers OP GP, LLC (“DownREIT GP” and, together with Company, Company OP, DownREIT and OP GP, the “Company Parties”) and GSHGIF LTP, LP (“Parent”), GSHGIF REIT (“REIT Merger Sub”), GSHGIF Acquisition LP (“OP Merger Sub”), and GSHGIF DownREIT LP (“DownREIT Merger Sub” and, together with Parent, REIT Merger Sub and OP Merger Sub, the “Buyer Parties”); (2) the outcome of any legal proceedings that may be instituted against the Company Parties and others following announcement of the Merger Agreement; (3) the inability to complete the proposed mergers due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed mergers; (4) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the mergers; (5) the impact, if any, of the announcement or pendency of the mergers on the Company’s relationships with colleges and universities; (6) the amount of the costs, fees, expenses and charges related to the mergers and the actual terms of certain financings that will be obtained for the mergers; and (7) other risks that are set forth under “Risk Factors” in the Company’s and Company OP’s 2017 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transactions involving the Company Parties and the Buyer Parties. In connection with the transactions, the Company will file a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Company’s Web site, www.edrtrust.com, or by contacting Edwin B. Brewer, Jr., Executive Vice President and Chief Financial Officer of the Company, telephone 901-259-2500.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.